Calculation of Filing Fee Tables
S-3
H&R BLOCK INC
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock of H&R Block, Inc., without par value	457(r)				0.0001476
Fees to be Paid	2	Equity	Preferred Stock of H&R Block, Inc., without par value	457(r)				0.0001476
Fees to be Paid	3	Other	Warrants of H&R Block, Inc.	457(r)				0.0001476
Fees to be Paid	4	Other	Rights of H&R Block, Inc.	457(r)				0.0001476
Fees to be Paid	5	Other	Units of H&R Block, Inc.	457(r)				0.0001476
Fees to be Paid	6	Other	Guarantees of H&R Block, Inc.	457(r)				0.0001476
Fees to be Paid	7	Debt	Debt Securities of Block Financial LLC	457(r)				0.0001476
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) An unspecified indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at unspecified indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrants are deferring payment of all the registration fees and will pay such fees on a pay-as-you-go basis.

[2]	(1) An unspecified indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at unspecified indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrants are deferring payment of all the registration fees and will pay such fees on a pay-as-you-go basis.

[3]	(1) An unspecified indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at unspecified indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrants are deferring payment of all the registration fees and will pay such fees on a pay-as-you-go basis. (2) Represents warrants to purchase preferred stock or common stock issued by H&R Block, Inc.

[4]	(1) An unspecified indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at unspecified indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrants are deferring payment of all the registration fees and will pay such fees on a pay-as-you-go basis.

[5]	(1) An unspecified indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at unspecified indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrants are deferring payment of all the registration fees and will pay such fees on a pay-as-you-go basis. (3) Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

[6]	(1) An unspecified indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at unspecified indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrants are deferring payment of all the registration fees and will pay such fees on a pay-as-you-go basis. (4) H&R Block, Inc. will fully and unconditionally guarantee any series of Debt Securities issued by Block Financial LLC under this registration statement. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate registration fee will be paid in respect of such guarantees.

[7]	(1) An unspecified indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at unspecified indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrants are deferring payment of all the registration fees and will pay such fees on a pay-as-you-go basis. (4) H&R Block, Inc. will fully and unconditionally guarantee any series of Debt Securities issued by Block Financial LLC under this registration statement. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate registration fee will be paid in respect of such guarantees.